UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2005

                               NuWay Medical, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                   000-19709             65-0159115

(State or other jurisdiction      (Commission           (IRS Employer
     of incorporation)             File Number)       Identification No.)

                 2603 Main Street, Suite 1150, Irvine, CA 92614
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 235-8062

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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Item 3.02   Unregistered Sales of Equity Securities

         On July 15, 2005, the board of directors of NuWay Medical, Inc. (the "Company") approved the issuance of 6,000,000 shares of the Company's common stock to two directors and one officer.

         An aggregate $20,000 owed by the Company to two independent directors for unpaid compensation for serving on the board of directors was paid by the issuance of an aggregate 2,000,000 shares of the Company's common stock, at a share price of $0.01 per share; and $40,000 owed by the Company to an officer of the Company for accrued and unpaid compensation, was paid by the issuance of an aggregate 4,000,000 shares of the Company's common stock, at a share price of $0.01 per share.

         All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder as not involving a public offering of securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 20, 2005                                NUWAY MEDICAL, INC.

                                                     By:  /s/ Dennis Calvert
                                                     -----------------------
                                                     Dennis Calvert
                                                     Chief Executive Officer


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